Exhibit 99.1

May 11, 2017

FSP 303 East Wacker Drive Corp.

The Board of Directors of FSP 303 East Wacker Drive Corp. (the "Company") has declared a dividend in the amount of $330 per preferred share of stock, representing property operations for the quarter ended March 31, 2017. The dividend will be payable on May 12, 2017, and will be paid directly by the Company. NOTE: if your investment is in a retirement account, the dividend will be sent to your custodian or plan administrator.

The Company owns a 28-story, multi-tenant office tower located in downtown Chicago, Illinois containing approximately 860,000 square feet of office and retail space and a 294-stall underground parking garage (the “Property”). The Property was approximately 77.0% leased at the end of the first quarter of 2017, representing an increase from approximately 73.5% leased at the end of the fourth quarter of 2016. During the quarter, Intersport signed a lease for approximately 30,176 square feet and will relocate their headquarters to the Property.

The downtown Chicago office market (the “central business district”) witnessed an increase in vacancy during the first quarter of 2017 due to the delivery of two newly constructed towers in the West Loop submarket. According to CBRE, the central business district vacancy rate increased from 11.2% to 13.0% overshadowing solid net absorption in multiple submarkets. Conditions in the East Loop, the Property’s specific submarket within the central business district, continued to tighten during the first quarter with positive net absorption. According to CBRE, the vacancy rate for buildings in the East Loop was approximately 12.4% as of March 31, 2017, compared to approximately 12.8% as of December 31, 2016.

During the third quarter of 2016, the Company’s Board of Directors made the decision to try to sell the Property. After soliciting interest and input from commercial real estate brokers familiar with the Property and the local market, the Company retained Holliday Fenoglio Fowler, L.P. to facilitate a potential sale of the Property. Despite an aggressive marketing campaign that included several offers, we did not achieve buyer interest at pricing levels that the Board of Directors was prepared to recommend to the holders of the Company’s preferred stock. The Company’s objective, as always, is to maximize shareholder value by trying to get the best overall rate of return for shareholders considering both current dividend distribution levels and the proceeds of a sale of the Property, all in the context of current market conditions. Accordingly, Management has directed Holliday Fenoglio Fowler, L.P. to cease marketing of the Property and the Company intends to continue to own and operate the Property.

Management believes that current leasing conditions in the central business district are favorable and is hopeful that it can stabilize the Property at a higher occupancy level during 2017. If successful and if market conditions warrant doing so at that time, the Board of Directors intends to attempt another sale of the Property. As a result, Management is very focused on leasing the Property’s remaining existing vacancy. Although plenty of work remains to completely stabilize the Property, we believe that the Company has sufficient capital to fund the estimated tenant improvement costs and leasing commissions that will be required. We expect a similar level of dividend distributions in future periods until occupancy levels at the Property more fully recover, and we have a better idea of the Property’s actual future capital and leasing needs. We cannot guarantee the future payment of dividends or the amount of any such dividends.

A sale of the Property would be subject to a number of conditions, including a successful marketing of the Property, approval by the Company’s Board of Directors, review of a Proxy Statement by the U.S. Securities and Exchange Commission and approval by a majority of the holders of the Company’s preferred stock. At this time, we are not able to predict when or if that will occur.

It is important to remember that Franklin Street Properties Corp., the Company’s sole common shareholder and the Property’s asset manager, has a large equity investment in the Company totaling $82,813,000, owning the same preferred shares as all other investors.

Please feel free to contact our Investor Services group (800-950-6288) and speak directly with Georgia Touma, Assistant Vice President and Director of Investor Services; Lara Ryan, Investor Services Manager or Michelle Sullivan, Investor Services Specialist, with any questions you may have.

George J. Carter

Chief Executive Officer – FSP 303 East Wacker Drive Corp.

The Company’s quarterly filing on Form 10-Q will be submitted to the SEC within approximately 45 days after the end of the quarter, and you will be able to access the document via the SEC’s website. To view Company filings with the SEC, access the following link:

http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001431766

If the link does not work properly, go to www.sec.gov, Filings & Forms, Search for Company Filings; Company or fund name, ticker symbol, CIK (Central Index Key), file number, state, country, or SIC (Standard Industrial Classification); Company Name: type FSP 303 East Wacker (no need to type complete name, but be sure to include FSP); click on Find Companies at bottom of page and you should be brought to the correct location to view filings.

FSP 303 East Wacker Drive Corp. - Dividend Summary

QUARTER	DIVIDEND	DIVIDENDS	ANNUALIZED	DIVIDENDS
ENDING	PER SHARE	PAID	YIELD*	PER SHARE
				TOTAL PAID TO DATE
(1/5-3/31)
3/31/2007	$1,340	$2,961,400	5.6%
6/30/2007	$1,400	$3,094,000	5.6%
9/30/2007	$1,400	$3,094,000	5.6%
12/31/2007	$1,400	$3,094,000	5.6%
2007				$5,540
3/31/2008	$1,400	$3,094,000	5.6%
6/30/2008	$1,400	$3,094,000	5.6%
9/30/2008	$1,400	$3,094,000	5.6%
12/31/2008	$1,400	$3,094,000	5.6%
2008				$11,140
3/31/2009	$1,400	$3,094,000	5.6%
6/30/2009	$1,013	$2,238,730	4.1%
9/30/2009	$1,013	$2,238,730	4.1%
12/31/2009	$1,011	$2,234,310	4.0%
2009				$15,577
3/31/2010	$997	$2,203,370	4.0%
6/30/2010	$914	$2,019,940	3.7%
9/30/2010	$914	$2,019,940	3.7%
12/31/2010	$1,040	$2,298,400	4.2%
2010				$19,442
3/31/2011	$679	$1,500,590	2.7%
6/30/2011	$859	$1,898,390	3.4%
9/30/2011	$859	$1,898,390	3.4%
12/31/2011	$859	$1,898,390	3.4%
2011				$22,698
3/31/2012	$859	$1,898,390	3.4%
6/30/2012	$859	$1,898,390	3.4%
9/30/2012	$0	$0	0.0%
12/31/2012	$0	$0	0.0%
2012				$24,416
3/31/2013	$0	$0	0.0%
6/30/2013	$0	$0	0.0%
9/30/2013	$0	$0	0.0%
12/31/2013	$0	$0	0.0%
2013				$24,416
3/31/2014	$0	$0	0.0%
6/30/2014	$0	$0	0.0%
9/30/2014	$0	$0	0.0%
12/31/2014	$0	$0	0.0%
2014				$24,416
3/31/2015	$0	$0	0.0%
6/30/2015	$0	$0	0.0%
9/30/2015	$0	$0	0.0%
12/31/2015	$0	$0	0.0%
2015				$24,416
3/31/2016	$316	$698,360	1.3%
6/30/2016	$316	$698,360	1.3%
9/30/2016	$316	$698,360	1.3%
12/31/2016	$330	$729,300	1.3%
2016				$25,694
3/31/2017	$330	$729,300	1.3%
2017				$26,024

*Yield based on original offering amount of $221,000,000 and $100,000/share

Forward-Looking Statements

Statements made in this letter that state the Company’s or management's intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This letter may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Readers are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, disruptions in the debt markets, economic conditions, risks of a lessening demand for the real estate owned by us, changes in government regulations and regulatory uncertainty, uncertainty about government fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this letter to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.